EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S3 (No. 333-232659 and 333-232104) and Form S8 (File Nos. 333-213041, 333-213040, 333-213039, 333-150634, 333-150635,  333-168463, 333-183226, and 333-195801) of Startek, Inc. of our reports dated March 12, 2020 relating to the consolidated financial statements and the effectiveness of Startek, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO India LLP

Mumbai, India

March 12, 2020